                                                                    EXHIBIT 99.3


                                                                   Draft 9/20/96


                                   AGREEMENT

                                                                __________, 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
  INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
  As representatives of the
   several underwriters
   named in Schedule I hereto
 c/o Donaldson, Lufkin &
   Jenrette Securities Corporation
 277 Park Avenue
 New York, New York  10172

Dear Sirs:

         Concurrently with the execution and delivery of this Agreement, Halter Marine Group, Inc., a Delaware corporation (the "Company"), and the several underwriters named in Schedule I hereto (the "Underwriters") are entering into an Underwriting Agreement dated of even date herewith (the "Underwriting Agreement"). Pursuant to the Underwriting Agreement, the Company has agreed, among other things, (a) to issue and sell 3,000,000 shares of its Common Stock, $.01 par value (the "Firm Shares"), to the several Underwriters and (b) to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 of the Underwriting Agreement. The Firm Shares and the Additional Shares are herein collectively called the Shares.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 (Registration No. 333-6967) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus.
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         You have requested that Trinity Industries, Inc. ("Trinity") enter into this Agreement, and Trinity is willing to do so for the purposes set forth herein. It is understood and agreed that Trinity is entering into this Agreement to induce the Underwriters to execute and deliver the Underwriting Agreement and consummate the transactions contemplated thereby. Accordingly, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, including the benefits to be received by Trinity in connection with the transactions contemplated by the Underwriting Agreement, the receipt and sufficiency of which are hereby acknowledged, Trinity and the several Underwriters hereby agree as follows:

         1. Representations and Warranties of Trinity. Trinity hereby represents and warrants to each Underwriter that:

                 (a) Trinity has (i) reviewed the Registration Statement and any amendments thereto and, to the knowledge of Trinity, such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) reviewed the Prospectus and any amendments or supplements thereto and, to the knowledge of Trinity, such documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (a) do not apply to statements or omissions in the Registration Statement or the Prospectus (or any amendments or supplements to them) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                 (b) Trinity has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                 (c) The execution, delivery and performance by Trinity of this Agreement and the Separation and Related Agreements (as defined in the Prospectus), compliance by Trinity with all the provisions hereof and thereof and the consummation of the transactions contemplated by the Underwriting Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under (i) the Act, (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (iii) the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of Trinity or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to Trinity, any of its subsidiaries or their respective property.

                 (d) The Consolidation Transactions (as defined in the Prospectus) have been consummated at the time and in the manner contemplated by the Prospectus, and Trinity



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         has duly and validly transferred to the Company the assets and operations of the Company Businesses as defined in, and as contemplated by, the Prospectus.

         2. Lock-Up Agreement. Trinity hereby agrees not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such 180-day period Trinity may dispose of shares of Common Stock of the Company pursuant to the Separation (as defined in the Prospectus).

         3. Indemnification. (a) Trinity hereby agrees, and the Company has agreed pursuant to the Underwriting Agreement, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment; and provided, further, that the maximum aggregate liability of Trinity to the Underwriters under or in connection with this Agreement (including, but not limited to, Sections 1 and 3 hereof) shall not exceed an amount equal to the aggregate public offering price (based on the per share price to the public set forth in the table on the cover page of the Prospectus) of the Firm Shares and, if and to the extent that the Over- Allotment Option (as defined in the Prospectus) is exercised, the Additional Shares, less (i) the aggregate underwriting discounts and commissions with respect to the Firm Shares and, if and to the extent that the Over-Allotment Option is exercised, the Additional Shares (as reflected in the table on the cover page of the Prospectus) and (ii) the amount of any damages that Trinity has paid by reason of any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus or any preliminary prospectus, which payment directly reduced the liability of the Underwriters under Section 11 of the Act or otherwise.

         Notwithstanding the foregoing, the Underwriters agree that, in the case of any loss, claim, damage, liability or judgment for which they may claim indemnification hereunder, they will first make demand for indemnification from the Company pursuant to the Underwriting Agreement, and will not seek to enforce any right or remedy granted under this Section 3(a) against Trinity, unless and until (i) the Underwriters shall have delivered a written demand for indemnification to the Company and (ii) the Company shall have failed to observe or comply in all material respects with any of its obligations under the Underwriting Agreement in respect of such loss, claim, damage, liability or judgment for a period of at least 90 days following the delivery of such written demand. In the event that Trinity fails to comply with its obligations hereunder in respect of any such loss, claim, damage, liability or judgment, the Underwriters further agree that (x) they will not commence any legal proceeding against Trinity to recover such loss, claim, damage, liability or judgment unless, prior to or concurrently therewith, they shall have commenced, in the same legal proceeding, an action against the Company to recover the same, (y) they will diligently prosecute any such legal proceeding against the Company for as long as Trinity is a party thereto and (z) in the event that judgments are entered in favor of the Underwriters against both the Company and Trinity in any such legal proceeding, (1) during the period from the date of such judgments until the earlier of a Subject Event (as defined below) or the first anniversary of the date on which the judgment against the Company becomes final and is not subject to appeal, the Underwriters will diligently take all reasonably necessary steps to enforce and collect the judgment entered against the Company, including abstracting the judgment, levying execution of the judgment against the Company and pursuing other commercially reasonable steps to collect the judgment from the Company, and will not seek to enforce or collect the judgment entered against Trinity, and (2) after the expiration of the period referred to in clause (1) of this sentence, the Underwriters may seek to enforce and collect the judgment entered against Trinity, but will continue to take commercially reasonable steps to enforce and collect the judgment entered against the Company for so long as they are seeking to enforce and collect the judgment entered against Trinity; provided that any amounts collected by the Underwriters from the Company under the judgment entered against the Company shall reduce the amount of the judgment entered against Trinity. As used in this Agreement, "Subject Event" means any of the following: (i) the Company or any significant subsidiary (as defined under the Act except that the percentage reference in such definition shall be deemed to be 20% rather than 10%) thereof ("significant subsidiary") files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order or decree for relief is entered against the Company or any significant subsidiary in an involuntary case under the Bankruptcy Code and such order or decree remains in effect for 60 consecutive days, (iii) the consent by the Company or any significant subsidiary to the entry of an order or decree for relief in an involuntary case under the Bankruptcy Code, (iv) the Company or any significant subsidiary makes an assignment for the benefit of its creditors, (v) any court orders or approves the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for the Company or any significant subsidiary or any substantial portion of its respective assets, or orders or approves the winding up or liquidation of the Company, and such order or approval continues in effect for 60 consecutive days, (vi) the consent by the Company or any significant subsidiary to the appointment of a receiver,





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
liquidator, assignee, custodian, trustee, sequestrator (or other similar official) for the Company or any significant subsidiary or any substantial portion of its respective assets, or (vii) the dissolution, liquidation or winding up of the affairs of the Company.

         (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against Trinity, such Underwriter shall promptly notify Trinity in writing. Unless the Company is or becomes a party to such action and has assumed the defense of such action on behalf of the indemnified party (including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses) within 90 days of its receipt of written notice of such action pursuant to
Section 7(b) of the Underwriting Agreement and unless the Company is continuing to defend such action on behalf of the indemnified party (including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses), Trinity shall assume the defense of such action on behalf of such indemnified party, including the employment of counsel reasonably satisfactory to such indemnified party and the payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company and Trinity, (ii) the Company and Trinity shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and Trinity, and such Underwriter or such controlling person shall have been advised in writing by such counsel that representation of such indemnified party and Trinity by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to an actual or reasonably anticipated material conflict of interest between them (in which case Trinity shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that (x) Trinity and the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and, in the case of clause (iii) above, such firm shall be reasonably satisfactory to Trinity and (y) all such reasonable fees and expenses shall be reimbursed as they are incurred except in the case of clause (iii) above, in which case the reimbursement obligation of Trinity for such reasonable fees and expenses shall be subject to the limitations set forth in the second paragraph of Section 3(a) hereof). Trinity shall not be liable for any settlement of any such action effected without its written consent but if settled with its written consent, Trinity agrees (subject to the limitations set forth in Section 3(a) hereof) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second sentence of this





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
paragraph and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request within 30 business days after receipt by such indemnifying party of the aforesaid request, the indemnifying party agrees that it shall pay interest on such unreimbursed amount from the date of such request at the indemnifying party's borrowing rate for funds borrowed from its principal lender plus 2% per annum. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless Trinity to the same extent as the foregoing indemnity from Trinity to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against Trinity based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and Trinity (except that if the Company or Trinity shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and Trinity shall have the rights and duties given to the Underwriter, by
Section 3(b) hereof.

         (d)  If the indemnification provided for in this Section 3 and in
Section 7 of the Underwriting Agreement is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party under this Agreement and the Underwriting Agreement, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Trinity on the one hand, and the Underwriters on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Trinity on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and Trinity on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, Trinity, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the





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Company, Trinity or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Trinity and the Underwriters hereby agree, and the Company has agreed pursuant to the Underwriting Agreement, that it would not be just and equitable if contribution pursuant to this Section 3(d) and Section 7(d) of the Underwriting Agreement were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 3(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         The obligations of Trinity to contribute pursuant to this Section 3(d) shall be subject to the limitation contained in Section 3(a) hereof with respect to the maximum aggregate liability of Trinity under or in connection with this Agreement. In addition, as and to the extent set forth in Section 3(a) hereof, the Underwriters agree not to seek to enforce any right of contribution from Trinity in respect of any loss, claim, damage, liability or judgment without first seeking contribution from the Company and to observe the provisions set forth in such Section 3(a) with respect to the commencement and conduct of any action against Trinity relating to such right of contribution and the enforcement against Trinity of any judgment obtained in any such action.

         4. Effective Date of Agreement. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         5. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Halter Marine Group, Inc., 13085 Industrial Seaway Road, Gulfport, Mississippi 39503,
Attention: John Dane III, (b) if to Trinity, to Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attention: John T. Sanford, and
(c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.





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
         The respective indemnities, contribution agreements, representations, warranties and other statements of Trinity and the several Underwriters set forth in this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares under the Underwriting Agreement, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or Trinity, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them under the Underwriting Agreement and (iii) termination of the Underwriting Agreement.

         If the Underwriting Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, Trinity hereby agrees, and the Company has agreed pursuant to the Underwriting Agreement, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them in connection with the proposed offering of the Shares.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Trinity, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         In the event there is any litigation between the parties hereto with respect to this Agreement, the prevailing party in such litigation shall be entitled to recover all attorneys' fees and costs incurred by such party in connection with such litigation.

         The Underwriters agree that, upon and only upon, full, final and irrevocable payment and performance of all obligations of Trinity and the Company to the Underwriters under Section 3 of this Agreement and Section 7 of the Underwriting Agreement (the "Obligations"), Trinity shall have all rights of subrogation against or from the Company that may exist under applicable law with respect to any of the Obligations paid or performed by Trinity on behalf of the Company. If any of the Obligations are paid or performed by Trinity on behalf of the Company, and if all of the Obligations shall be finally and irrevocably paid and performed in full, the Underwriters will, at Trinity's reasonable request and at its expense, cooperate with Trinity in the transfer by subrogation to Trinity (without recourse, representation or warranty) of any rights of the Underwriters against the Company in respect of the Obligations paid or performed by Trinity on behalf of the Company. TRINITY SHALL NOT HAVE, AND HEREBY WAIVES, ANY RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNIFICATION AGAINST OR FROM THE COMPANY WITH RESPECT TO THE OBLIGATIONS UNLESS AND UNTIL ALL THE OBLIGATIONS HAVE BEEN FINALLY AND IRREVOCABLY PAID AND PERFORMED IN FULL.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.





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
         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between Trinity and the several Underwriters.

                                             Very truly yours,

                                             TRINITY INDUSTRIES, INC.


                                             By
                                                -----------------------------
                                                Name:
                                                      -----------------------
                                                Title:
                                                      -----------------------

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
 INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
 & SMITH INCORPORATED
Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By   DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


     By
          ------------------------
          Name:
               -------------------
          Title:
                 -----------------

                                   SCHEDULE I




                                                 Number of Firm Shares
                                                   to be Purchased
Underwriters                                    Under Underwriting Agreement
- ------------                                    ----------------------------

Donaldson, Lufkin & Jenrette
 Securities Corporation

Dean Witter Reynolds Inc.

Howard, Weil, Labouisse, Friedrichs
 Incorporated

Merrill Lynch, Pierce, Fenner
 & Smith Incorporated



                                                ----------------------------
                                       Total              3,000,000